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                              EXHIBIT 21

                      Subsidiaries of Registrant
                      --------------------------

Name                                          State or Jurisdiction
----                                          ----------------------
                                              of Incorporation or
                                              -------------------
                                              Organization
                                              ------------
Comerica Investment Services, Inc.            Michigan
Comerica Capital Markets Corporation          Michigan
Comerica Insurance Services, Inc.             Michigan
Comerica Insurance Group, Inc.                Michigan
Comerica Securities, Inc.                     Michigan
Wilson, Kemp & Associates, Inc.               Michigan
WAM Holdings, Inc.                            Delaware
WAM Holdings II, Inc.                         Delaware
Comerica AutoLease, Inc.                      Michigan
VRB Corp.                                     Michigan
Comerica International Corporation            U.S.
Comerica International (Canada), Limited      Ontario, Canada
Comerica International (Canada) Properties,
     Limited                                  Ontario, Canada
Comerica Trust Company of Bermuda, Ltd.       Bermuda
Comerica Holdings Incorporated                Delaware
CMT Holdings, Inc.                            Texas
Comerica Merchant Services, Inc.              Delaware
Interstate Select Insurance Services, Inc.    California
Comerica Acceptance Corporation               Michigan
Comerica Assurance Ltd                        Bermuda
Comerica Corporate Services Incorporated      Michigan
Comerica Insurance Company                    Arizona
Comerica Properties Corporation               Michigan
Professional Life Underwriters Services, Inc. Michigan
Comerica Trade Services Limited               Hong Kong
Comerica Leasing Corporation                  Michigan
Comerica Management Company                   Michigan
Comerica Networking, Inc.                     Michigan
Comerica Equities Incorporated                Delaware
Comerica West Incorporated                    Delaware
Comerica West Financial Incorporated          Delaware
Munder Capital Management                     Delaware
World Asset Management                        Delaware
Munder UK, L.L.C.                             Delaware
Comerica Bank-Mexico, S.A.                    Mexico
Comerica Bank-California                      California
Comerica Bank-Texas                           Texas
Comerica Bank, National Association           United States
Comerica Bank-Ann Arbor, N.A.                 United States
Comerica Bank-Canada                          Canada
Comerica Bank                                 Michigan